RESTRICTED STOCK UNITS
MANAGEMENT GRANT AGREEMENT

Core-Mark Holding Company, Inc.
2010 Long-Term Incentive Plan
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Award Agreement”) is made effective as of _____________ (the “Date of Grant”) between Core-Mark Holding Company, Inc., a Delaware corporation (with any successor, the “Company”), and _____________ (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Core-Mark Holding Company, Inc. 2010 Long-Term Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Restricted Stock Unit Award. Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to the Participant _____________ (_____________) Restricted Stock Units (the “RSUs”). Each RSU represents one notional Share.
2.    Settlement of RSUs. Except in accordance with Section 24 hereof, on each Vesting Date (as defined below) or as soon as practicable, but no later than ten (10) days, thereafter, the Company shall deliver to the Participant one or more Shares equal to the number of RSUs that vested on such Vesting Date. Prior to settlement, the Participant shall make arrangements with the Company for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such settlement in accordance with the terms of the Plan.
3.    Vesting of RSUs.
(a)    Vesting Schedule. Subject to the Participant’s continued Service on each Vesting Date, the RSUs shall vest, if at all, as follows:
(i)    one third (1/3rd) of the RSUs shall vest on _____________,
(ii)    one third (1/3rd) of the RSUs shall vest on _____________, and
(iii)    the remaining one third (1/3rd) of the RSUs shall vest on _____________ (each of (i), (ii) and (iii), a “Vesting Date”).
(b)    Acceleration.
(i)    In the event the Participant’s Service terminates due to death, Disability or Retirement prior to the first anniversary of the Date of Grant, the unvested portion of the RSUs shall vest on a pro rata basis based on the ratio of (A) the number of complete months beginning on the Date of Grant and ending on the date of the Participant’s termination of Service to (B) thirty-six (36), which date of the Participant’s termination of Service shall be treated as the Vesting Date for purposes of the settlement provisions of Section 2 hereof.
(ii)    In the event the Participant’s Service terminates due to death, Disability or Retirement on or after the first anniversary of the Date of Grant, the unvested portion of the RSUs shall become fully vested and non-forfeitable on the date of such termination of Service, which date shall be treated as the Vesting Date for purposes of the settlement provisions of Section 2 hereof.
(iii)    If, within one year following a Change in Control, the Participant’s Service is terminated by the Company without Cause or by the Participant with Good Reason, the unvested portion of the RSUs shall become fully vested and non-forfeitable on the date of the Participant’s termination of Service, which date shall be treated as the Vesting Date for purposes of the settlement provisions of Section 2 hereof.
(c)    Termination of Service. If the Participant’s Service is terminated for any reason, other than as described in Section 3(b) above, the RSUs, to the extent not then-vested, shall be forfeited by the Participant without any consideration.
4.    Dividend Equivalents. With respect to each RSU the Participant shall have the right to receive an amount equal to the per Share dividend (if any) paid by the Company during the period between the Date of Grant and the RSU’s settlement, subject to the remainder of this Section 4. When dividends are paid by the Company, the Participant shall be credited with an amount determined by multiplying the number of the Participant’s unsettled RSUs by the dividend per Share, which amount shall be held by the Company and subject to forfeiture until the related RSUs vest in accordance with Section 3 hereof. Such dividends shall be paid to the Participant on the date of the settlement of the RSUs to which the dividends relate pursuant to Section 2 hereof.
5.    No Right to Continued Service. The granting of the RSUs evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.
6.    Rights as a Stockholder. The Participant shall have none of the rights of a Stockholder of the Company unless and until the RSUs are settled for Shares.
7.    Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may request which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
8.    Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

9.    Adjustment of RSUs. Adjustments to the RSUs shall be made in accordance with Article 12 of the Plan.
10.    Definitions. The following terms shall have the meanings set forth below:
“Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Disability,” then “Disability” means a disability that would entitle a Participant to payment of monthly disability payments under any Company long-term disability plan.
“Good Reason” means the resignation of a Participant following the occurrence of (a) a material reduction in the scope of the Participant’s authorities, duties or responsibilities; (b) a material reduction in the Participant’s salary and benefits (other than benefits under programs that apply to all similarly situated employees or employees of the Company in general); or (c) a change in the principal work location of the Participant of more than 100 miles from its current location; provided, however, that the events described in clauses (a), (b), and (c) hereof shall constitute Good Reason only if the Company fails to cure any such event within thirty (30) days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, however, that Good Reason shall cease to exist on the ninetieth (90th) day following the later of its occurrence or the Participant’s knowledge thereof.
“Retirement” means the Participant’s termination of Service after the attainment of age 65 with the intention not to seek future employment.
11.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
12.    Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service (or in the case of non-U.S. Participant, the foreign postal service of the country in which the Participant resides), by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Human Resources, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
13.    Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
14.    Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
15.    Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the RSUs pursuant to this Award Agreement.
16.    Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.
17.    Choice of Law; Jurisdiction; Waiver of Jury Trial. THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.
18.    RSUs Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and this Award Agreement.
19.    Amendment. The Committee may amend or alter this Award Agreement and the RSUs granted hereunder at any time; provided, that, subject to Article 11, Article 12 and Article 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the RSUs.
20.    Fractional Shares. Fractional shares shall not be issued and any rights thereto shall be forfeited without consideration.
21.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
22.    Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument
23.    No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the RSUs. The Committee and the Company make no guarantees regarding the tax treatment of the RSUs. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.
24.    Compliance with Section 409A. The Company intends that the RSUs be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the RSUs. In the event the RSUs are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 12.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.” If under this Award Agreement, an amount is paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within sixty (60) days”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO 20__ RESTRICTED STOCK UNIT AWARD AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date first written above.

CORE-MARK HOLDING COMPANY, INC.

By: ____________________________________
Name:
Title:

Agreed and acknowledged as
of the date first above written:
PARTICIPANT